Exhibit 10.25

LEASE AGREEMENT

AN AGREEMENT made this 1st day of April, 2005.

BETWEEN:	KELTON INVESTMENTS LIMITED a limited liability Company having its registered office at 51-55 Foster Road, Walu Bay, Suva, Fiji (hereinafter referred to as “the Lessor”) of the one part

AND:	NETWORK SERVICES LTD having their Registered Office at, CL4991 LOT 18 PLAN S1339, 18 Ackland Street, Vatuwaqa, Suva, Fiji. (hereinafter referred to as “the Lessee”) of the other part.

WHEREAS

A.	The lessor is the registered proprietor of all land and buildings contained and comprised and as described, in Schedule 1 of this agreement [“the demised premises”].

B.	In this agreement and wheresoever the context admits the expression the demised premises “includes the list of furniture and chattels as is described in Schedule 2 of this Agreement if any. It is agreed that the furniture and chattels form part of the agreement herein recorded.

C.	The Lessor has agreed to let and the lessee has agreed to take a tenancy of the demised premises for a period of three (3) years commencing from the 1st April 2005 with for three (3) additional terms of three (3) years.

D.	The arrangements between the Lessor and the Lessee are set out in this agreement.

NOW IT IS AGREED as follows:

COVENANT TO LEASE

1.1	The Lessor hereby lets and the Lessee from the 1st April 2005, hereby takes on lease the demised premises for a period of three (3) years at a monthly rental of $7,000.00 plus VAT [Seven Thousand Dollars Plus VAT].

1.2	Notwithstanding the provisions of Clause 1.1 hereof, but without prejudice to the term of the Lease as contained in Clause 1.1, the Lessee hereby agrees to a review of rental at the end of every 3 years should the lease be renewed.

1.3	It is agreed that the monthly rentals shall be paid to the Lessor free of any deduction whatsoever such monthly rental to be paid in advance on the 1st business day of each and every month to the Lessor, as the Lessor may direct from time to time.

1.4	Unless advised otherwise in writing, the Lessee shall pay monthly rentals by Cheque or in Cash to the Lessor or its authorised rent collection agent. If the rent is not paid on the due date agreed, it shall be in default and a 10% interest will accrue to the default amount after seven (7) days.

2.	LESSEE’S COVENANTS

The Lessee hereby covenants and agrees with the Lessor as follows

[a]	To pay the Lessor or its authorised agent the reserved rent on the days and in the manner aforesaid free of any deductions whatsoever.

[b]	To pay all charges for electricity, water, and telephone rental in respect of the demised premises for the term herein created and to pay all costs of the reconnection should the said services be disconnected through the Lessee’s act or default.

[c]	To keep and at the determination of this Agreement to yield up the demised premises in the same state of condition and repair as at the commencement of the lease, depreciation from fair wear and tear weather or natural causes without the neglect of the Lessee, damage by fire, earthquake, hurricane or other act of God alone excepted.

[d]	To keep the garden, grounds and banks of the demised premises in a clean and tidy condition, and to keep the same including landscaping at the same positions as they are presently positioned, if any.

[e]	As the arrangements herein are personal to the parties to this agreement the Lessee acknowledges and agrees not to assign underlet or part with possession, of the demised premises or any part thereof, without the consent of the lessor which will not be unreasonably withheld.

[f]	Not to cut or injure any of the ceiling, roof, walls partitions or doors of the demised premises nor to make any structural or other alterations or additions there to without the written consent of the Lessor first had and obtained and to promptly replace any windows broken by the Lessee or its servants agents or invitees at the Lessee’s cost.

[g]	To make good reinstate and repair all damage caused or occasioned to the demised premises by the act or neglect of the lessee or any of its visitors or servants or agents.

[h]	To permit the Lessor or its authorised agents to view and inspect the state and condition of the demised premises at all reasonable times, and on reasonable notice given before hand, and for the purpose of enabling the lessor to carry out repairs to the demised premises, when necessary.

[i]	Not to do or permit to be done anything which may render any increased or extra premium payable for any insurance of the demised premises effected by the lessor or which may make void or voidable any policy for such insurance. Such repairs to be undertaken by the lessor in such manner as to minimise impact on the lessee’s right to quiet enjoyment of the premises.

[j]	With regard to responsibilities of the lessee herein contained to promptly comply with all by laws regulations and requirements of the local council or other local authority in respect of the demised premises which are not of a structural nature but which are resultant because of the manner of use of the demised premises by the lessee.

[k]	At its own reasonable expense replace or repair all circuit fuses, switches, electricity points, light bulbs, electrical appliances and air conditioners provided by the Lessor or other faults in the electricity installation of the demised premises which become defective or broken on account of the Lessee’s misuse or negligence during the continuance of the tenancy and will promptly renew the washers of any leaking taps during the said term.

[l]	To keep clean and clear and in good repair all taps, drains, sinks, cisterns, pipes, and appurtenances belonging to the demised premises [damage by fire, storm, earthquake or inevitable accident and fair wear and tear without neglect or willful default of the Lessee alone excepted].

[m]	To insure and keep insured all belongings of the Lessee, which are situated in or about the demised premises.

(n)	To compensate the Lessor for any loss of agreed rentals up to the expiration of the agreed rental period in the event of the demised premises being rendered untenantable due to the negligence of the Lessee or its agents.

(o)	To reimburse the Lessor the actual cost of stamp duty paid to the Fiji Government for the registration of this Lease Agreement plus the cost of $100.00 (One Hundred Dollars) for the preparation and stamping of this Lease.

3.	LESSOR’S COVENANTS

The lessor hereby covenants and agrees with the Lessee as follows :

[a]	To insure and keep insured the demised premises to its full insurable value under a reputable Brokers insurance Policy [including the Lessor’s appliances and furniture and fittings but excluding the Lessee’s effects and also excluding all effects owned by the occupants and the invitee’s of the Lessee with respect of the demised premises] and in the case of damage or destruction of the demised premises [unless the insurance moneys shall be found to be irrecoverable through the act or default of the Lessee] to rebuild and reinstate the demised premises.

[b]	To carry out all structural repairs or alterations to the demised premises which maybe necessary to comply with all by-laws, regulations or requirements of the local council, or other Government and local Authority or as required to keep in force any insurance policy referred to in paragraph 3[a] hereof and shall promptly attend to these repairs and maintenance of the demised premises necessitated by fair wear and tear, damage by fire, earthquake, storm, or hurricane or other inevitable accident and shall maintain the exterior structure of the demised premises including walls, doors, windows, floors, ceilings, and roof in a good and tenantable condition.

[c]	To pay the local council or other local Authority rates assessed on the demised premises.

[d]	That the Lessee paying the rent hereby reserved and performing the lessee’s covenants hereinbefore contained shall and may peaceably hold and enjoy the demised premises during the term hereby granted without any interruption or disturbance from or by the lessor or any person or persons lawfully claiming through under or in trust for it.

[e]	To keep in good and tenantable repair and condition all the demised premises so that the Lessee shall have the full and free use and benefit of the same and without limiting the generality of the foregoing the Lessor will at all times maintain in good condition and proper working order the water, electricity, sewerage, and drainage installations in or serving the demised premises except in the case of defects occasioned by the Lessee’s negligence or default.

[f]	During the currency of the Agreement should the demised premises be sold at anytime during the currency of this Lease the Lessor will ensure that the sale is made expressly and unequivocally subject to this Agreement to the intent that the purchaser of the demised premises must undertake to continue with the Lessor’s obligations contained herein, and must further undertake not to prejudice the Lessee’s interests herein.

4.	MUTUAL COVENANTS

It is mutually agreed and declared as follows

[a]	If the rent hereby reserved or any part thereof shall remain unpaid for fourteen [14] days after becoming payable [whether formally demanded or not] or if any other covenant on the Lessee’s part herein contained shall not be performed or observed or if the lessee shall suffer any process by execution to be levied on the Lessee’s goods the Lessor may give not less than (14) fourteen days notice in writing to the lessee requiring the breach to be remedied. If the breach is not remedied within that period, the Lessor may at any time thereafter re-enter upon the demised premises or any part thereof in the name of the whole and thereupon this lease shall absolutely determine but without prejudice to the rights of the Lessor in respect of any arrears of rent or any breach of covenant.

[b]	If at any time during the continuance of this agreement the demised premises or any part thereof shall be destroyed or damaged from any cause whatsoever other than the act or default of the lessee or any servant of the lessee so as to render the damaged premises unfit for occupation, either the lessor or the lessee may at any time within three months from the occurrence of such damage or destruction give to the other such notice in writing to determine this agreement and thereupon the same and everything herein contained shall cease and be void as from the date of the occurrence of such damage or destruction but without prejudice to the rights or remedies of either party against the other in respect of any antecedent claim or the breach of covenant or of the Lessor in respect of the rent hereby reserved until such date, provided that the right to determination on the part of the Lessor shall not arise in the event of the destruction of or damage to the demised premises by fire or other cause in such circumstances as to give to a duty under the Lease to rebuild or reinstate the demised premises.

[c]

That in the event of the demised premises being destroyed or so damaged as to render unfit for occupation and use and provided that the insurance effected by the Lessor shall not have been vitiated or payment of the insurance money refused in whole or in part in consequence of some act or default on the part of the Lessee then the rent hereby reserved or a proportionate part thereof according to the nature and the extent of injury sustained shall cease to be payable until the demised premises shall have been restored and reinstated and again rendered fit for occupation and use or until this agreement to lease shall have been determined under the provisions of Clause 4[b] above. In case any dispute shall arise as to the amount of such proportionate part of period during which such lesser or abatement of rent should be allowed, the matter shall be referred to arbitration in accordance with the provisions as set out thereafter provided that where the demised premises are only partially destroyed or damaged but not to such an extent as to render the same untenantable the rent shall abate in the event of the parties not agreeing the amount of abatement the same shall be determined by arbitration.

[d]	All dispute or differences between the Lessor and the Lessee on the operation or construction of any of the provisions of this agreement or on the rights or liabilities of either party hereunder shall be determined by arbitration, sitting at Suva in the Republic of Fiji, which Arbitration shall be governed by the Arbitration Act of Fiji.

[e]	This Agreement is to be governed and construed by the Laws of the Republic of Fiji.

5.	LESSEE’S RIGHTS TO RENEW LEASE

The Lessee may, by notice in writing to the Lessor at least three (3) months before the expiration of the term hereby created, provided that at that time there is no existing breach or non-observance of any of the covenants on the part of the Lessee hereinbefore contained, require the Lessor to Grant the Lessee a lease of the demised premises for a further similar period as from the expiration of the term of this present Lease at a rental to be mutually agreed upon between the parties [and failing agreement, to be fixed by arbitration as provided herein] and otherwise containing the like covenants and provisos as are herein contained, this covenant for a further renewal excluded.

Notwithstanding the above, the Lessor may, by notice in writing to the Lessee, no more than four (4) months prior to the expiration of the term hereby created request the Lessee to advise the Lessor within thirty (30) days whether the Lessee intends to exercise the option set forth above.

6.	PAYMENT OF BOND

On execution hereof the Lessee shall as security for the due performance and observance of the covenants herein contained on its part pay to the Lessor a “Performance Bond” of the sum equal to 1 month rent. The bond shall be retained free of interest by the Lessor until the expiry of the term hereby granted when it shall be refunded Provided nevertheless that in the event the Lessor suffering loss by reason of default by the Lessee to observe the covenants herein on its part then the amount of such loss shall be deducted from the Bond and retained by the Lessor and the balance sum [if any] refunded to the Lessee on vacating the demised premises.

7.	RIGHTS TO TERMINATE LEASE

a)	If the Lessee at the expiry date does not provide to the lessor notice in writing of its intention to terminate the lease then the lessor and the lessee agree that the lease term will continue for a further period as under the terms and conditions of this lease, and at a new agreed rental for the renewed period.

8.	LESSEE CAN ATTACH FIXTURES ETC

a)	The Lessee shall have the right to attach fixtures, attach signage, make alterations and additions, erect partitions and structures in or upon the demised premises subject always to the prior written consent of the Lessor, which shall not be unreasonably withheld.

b)	It is further understood that such fixtures, additions and structures so placed in or upon or attached to the demised premises shall be and remain the property of the Lessee and must be removed therefrom prior to the expiration of the term of this Lease.

c)	When removing the additions and attachments as permitted under this clause the Lessee shall carry out the maintenance, repairs, reinstatement works to such part or parts as may be necessary to be effected resulting from the Lessee’s additions, alterations, corrections and installations by the Lessee provided. However it is further understood that the Lessee shall complete the reinstatement and repair works to the reasonable satisfaction of the Lessor’s Architects at Suva.

9.	INTERPRETATION

[a]	References to the parties include their respective successors in title and permitted assigns;

[b]	Words importing one gender includes the others;

[c]	Persons include corporations and vice versa;

[d]	Words importing the singular number or plural number shall include the plural number and singular number respectively as the case maybe.

[e]	The headings in this agreement are inserted for convenience only and shall not affect the interpretation of this agreement.

IN WITNESS WHEREOF these presents have been executed the day and year hereinbefore written:

THE COMMON SEAL of KELTON INVESTMENTS	}
LIMITED was hereunto affixed	}
Pursuant to Authority of the Board	}

Director
Secretary

THE COMMON SEAL of NETWORK SERVICES LTD	}
was hereunto affixed Pursuant to Authority of the Board	}

Director
Director/Secretary
In the presence of

SCHEDULE 1

Crown Land & Building on CL4991 LOT 18 PLAN S1339, 18 Ackland Street,

Vatuwaqa, Suva, Fiji.

SCHEDULE 2

Not-Applicable